Exhibit 99.1

For:	Crocs, Inc.

Company Contact:	Jennifer Almquist/ Investor Relations
(303) 848-7000
Tia Mattson/ Media Relations
(303) 848-7199

Investor Contact:	ICR, Inc.
Chad Jacobs/Brendon Frey
(203) 682-8200

CROCS, INC. REPORTS 2009 THIRD QUARTER FINANCIAL RESULTS

Announces Profitable Third Quarter

Third Quarter Revenue Improved to $177.1 Million, Exceeding Guidance and Prior Year Revenue

Cash Increases 50% to $76 Million in First Nine Months of 2009

NIWOT, COLORADO — November 5, 2009 — Crocs, Inc. (NASDAQ: CROX) today reported financial results for the third quarter ended September 30, 2009.

Third quarter 2009 revenues increased 1.7% to $177.1 million compared to revenues of $174.2 million in the year ago period, ahead of the Company’s guidance for revenues between $150 and $160 million. The Company’s third quarter 2009 revenue included $11.5 million in planned sales of previously impaired footwear.

The Company reported net income of $22.1 million in the third quarter of 2009 with diluted earnings per share of $0.25, compared to a third quarter 2008 net loss of $148.0 million, or ($1.79) per diluted share.  Third quarter 2009 net income includes the effects of the following:

•                  $9.6 million gross margin impact related to sales of product that had been previously impaired,

•                  $1.0 million gain from foreign currency exchange rate fluctuations during the 2009 third quarter, and

•                  $14.4 million one-time tax benefit related to a change in the Company’s corporate tax structure.

These positive effects on net income were partially offset by the unfavorable impacts of $3.6 million in impairment and restructuring charges and net charitable donations.

On a non-GAAP basis, the Company’s third quarter 2009 net income after taxes and excluding certain other one-time items was $0.6 million, or $0.01 per diluted share.

Year-over-year third quarter changes in the Company’s channel revenue streams were as follows:

•                  Retail sales increased 39.6% to $53.9 million;

•                  Internet sales increased 61.0% to $16.1 million; and

•                  Wholesale sales decreased 14.7% to $107.1 million.

Changes in the Company’s regional revenue streams during the same periods were as follows:

•                  Asia increased 7.4% to $68.0 million;

•                  Europe increased 1.7% to $29.9 million, and

•                  Americas decreased 2.8% to $79.3 million.

Balance Sheet

The Company’s cash and cash equivalents as of September 30, 2009 increased nearly 50% since December 31, 2008 to $76.0 million, despite fully repaying previously-outstanding debt of $17.3 million during the quarter.  During the quarter, the Company also secured a new asset-backed credit facility with up to $30.0 million in borrowings available, which is intended to provide additional liquidity and flexibility in the future.

Inventory of $113.7 million at September 30, 2009 was 20.6% lower than at December 31, 2008 resulting in a trailing twelve month inventory turnover of 3 times.

The Company ended the third quarter of 2009 with accounts receivable of $65.8 million compared to $35.3 million at December 31, 2008 as a result of higher sales in the quarter. Days sales outstanding decreased from 37.5 days for the three months ended September 30, 2008 to 34.2 days for the three months ended September 30, 2009.

Net capital expenditures in the third quarter of 2009 were $6.1 million compared to $18.3 million the third quarter of 2008.

“Our third quarter results were driven by the continuing strength of our consumer-direct businesses and the favorable effects of our cost reduction programs,” said John Duerden, President and Chief Executive Officer.  “While we are encouraged by our top-line growth and return to profitability in the quarter, the normal seasonality of our business will make it difficult to maintain profitability in the fourth quarter.  However, future wholesale bookings for the spring 2010 line are strong in all regions. When coupled with the launch of our new, targeted marketing programs, this provides us with increased confidence that we will return to profitability during 2010.  In the meantime, we will continue to invest in the products, systems, processes and customer relationships necessary to deliver the best long-term results.”

Guidance

The Company expects to generate between $110 million and $115 million in revenue during its fiscal fourth quarter, with a loss per diluted share between ($0.20) and ($0.15).  This guidance excludes the effect of fluctuations in foreign currency, charitable contributions and one-time and non-recurring charges.  Guidance includes the effect of impaired inventory sales and will on a go-forward basis.

Conference Call Information

A conference call to discuss Crocs’ third quarter 2009 financial results is scheduled for today (November 5, 2009) at 5:00 PM Eastern Time.  A webcast of the call will take place simultaneously and can be accessed by clicking the ‘Investor Relations’ link under the Company section on www.crocs.com or at www.earnings.com. To listen to the broadcast, your computer must have Windows Media Player installed.  If you do not have Windows Media Player, go to www.earnings.com prior to the call, where you can download the software for free.

About Crocs, Inc.
Crocs, Inc. is a designer, manufacturer and retailer of footwear for men, women and children under the Crocs™ brand.

All Crocs™ brand shoes feature Crocs’ proprietary closed-cell resin, Croslite™, which represents a substantial innovation in footwear. The Croslite™ material enables Crocs to produce soft, comfortable, lightweight, superior-gripping, non-marking and odor-resistant shoes. These unique elements make Crocs™ footwear ideal for casual wear, as well as for professional and recreational uses such as boating, hiking, hospitality and gardening. The versatile use of the material has enabled Crocs to successfully market its products to a broad range of consumers.

Crocs™ shoes are sold in 100 countries and come in a wide array of colors and styles. Please visit www.crocs.com for additional information.

Forward-looking statements

The matters regarding the future discussed in this news release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: macroeconomic issues, including, but not limited to, the current global financial crisis; our ability to obtain adequate financing; our significant expansion in recent years; our ability to manage our future growth or decline effectively; changing fashion trends; our defense and the ultimate outcome of a pending class action lawsuit; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; our management and information systems infrastructure; our ability to obtain and protect intellectual property rights; our reliance on third party manufacturing and logistics providers for the production and distribution of products; our limited manufacturing capacity and distribution channels; our reliance on a single source supply for certain raw materials; inherent risks associated with the manufacture, distribution and sale of our products overseas; our reliance on market acceptance of the small number of products we sell; our ability to develop and sell new products; our limited operating history; our ability to accurately forecast consumer demand for our products; our ability to maintain effective internal controls; our ability to attract, assimilate and retain management talent; retail environment; our ability to effectively market and maintain a positive brand image; the effect of competition in our industry; the effect of potential adverse currency exchange rate fluctuations; and other factors described in our annual report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission.  Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.  We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events, or otherwise.

CROCS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Revenues	$177,141	$174,187	$509,756	$595,497
Cost of sales	87,291	171,788	269,115	417,575
Gross profit	89,850	2,399	240,641	177,922
Selling, general and administrative expenses	76,963	104,391	239,407	270,959
Restructuring charges	17	2,450	5,916	6,769
Impairment charges	1,722	31,584	25,447	45,301
Charitable contributions expense	2,178	—	7,296	265

Income (loss) from operations	8,970	(136,026)	(37,425)	(145,372)
Interest expense	155	413	1,412	1,385
Gain on charitable contributions	(810)	—	(2,833)	—
Other (income) expense	(125)	(734)	(833)	(782)
Income (loss) before income taxes	9,750	(135,705)	(35,171)	(145,975)
Income tax (benefit) expense	(12,318)	12,275	(4,541)	4,399
Net income (loss)	$22,068	$(147,980)	$(30,630)	$(150,374)
Net income (loss) per common share:
Basic	$0.26	$(1.79)	$(0.36)	$(1.82)
Diluted	$0.25	$(1.79)	$(0.36)	$(1.82)
Weighted average common shares outstanding:
Basic	85,514,385	82,854,419	84,933,858	82,687,861
Diluted	87,479,318	82,854,419	84,933,858	82,687,861

CROCS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$76,021	$51,665
Restricted cash	245	—
Accounts receivable, net	65,794	35,305
Inventories	113,703	143,205
Deferred tax assets, net	12,088	11,364
Income tax receivable	8,248	24,417
Prepaid expenses and other current assets	21,147	13,415
Total current assets	297,246	279,371

Property and equipment, net	70,738	95,892
Restricted cash	2,358	2,922
Intangible assets, net	34,501	40,892
Deferred tax assets, net	22,507	21,231
Other assets	15,623	15,691
Total assets	$442,973	$455,999

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,432	$35,137
Accrued expenses and other current liabilities	55,345	50,076
Accrued restructuring charges	3,149	1,439
Deferred tax liabilities, net	98	30
Income taxes payable	16,308	24,420
Note payable, current portion of long-term debt and capital lease obligations	628	22,431
Total current liabilities	112,960	133,533

Long-term debt and capital lease obligations	1,391	—
Deferred tax liabilities, net	5,355	2,917
Long-term restructuring	580	959
Other liabilities	30,043	31,427
Total liabilities	150,329	168,836

Commitments and contingencies (note 12)

Stockholders’ equity:
Common shares, par value $0.001 per share; 250,000,000 shares authorized, 86,167,242 and 85,643,242 shares issued and outstanding, respectively at September 30, 2009 and 83,543,501 and 83,019,501 shares issued and outstanding, respectively at December 31, 2008	85	84
Treasury Stock, 524,000 shares, at cost	(25,022)	(25,022)
Additional paid-in capital	259,205	232,037
Deferred compensation	—	(246)
Retained earnings	33,603	64,233
Accumulated other comprehensive income	24,773	16,077
Total stockholders’ equity	292,644	287,163
Total liabilities and stockholders’ equity	$442,973	$455,999

Crocs, Inc.

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except share and per share data)

(Unaudited)

The Company prepares and reports its financial statements in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Internally, management monitors the operating performance of its business using non-GAAP metrics similar to those below. These non-GAAP measures exclude the effects of foreign exchange rate loss, restructuring activities, inventory write-down, asset impairment charges and unusual gross profit on impaired inventory sales.  In management’s opinion, these non-GAAP measures are important indicators of the continuing operations of our business and provide better comparability between reporting periods because they exclude items that may not be indicative of current period results and provide a better baseline for analyzing trends in our operations. The Company does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company believes the disclosure of the effects of these items increases the reader’s understanding of the underlying performance of the business and that such non-GAAP financial measures provide investors with an additional tool to evaluate our financial results and assess our prospects for future performance.

Non-GAAP Reconciliations

	3 months ended		9 months ended
	September 30, 2009		September 30, 2009

GAAP gross profit	89,850		240,641
Net gross profit effect of sales of previously impaired units	(9,644	)(1)	(41,585	)(1)
Restructuring charges reflected in cost of sales	459	(2)	5,779	(2)
Additional stock-based compensation expense related to tender offer reflected in cost of sales	—		3,056	(3)
Non-GAAP gross profit	80,665		207,891

	3 months ended		9 months ended
	September 30, 2009		September 30, 2009

GAAP selling, general and administrative expense	76,963		239,407
Additional stock-based compensation expense related to tender offer reflected in selling, general and administrative expense	—		13,261	(3)
Foreign currency (gain)/loss	(1,032	)(4)	(1,246	)(4)
Non-GAAP selling, general and administrative expense	77,995		227,392

	3 months ended		9 months ended
	September 30, 2009		September 30, 2009

GAAP Income/(loss) before income taxes	9,750		(35,171)
Net gross profit effect of sales of previously impaired units	(9,644	)(1)	(41,585	)(1)
Additional stock-based compensation expense related to tender offer	—		16,317	(3)
Foreign currency (gain)/loss, net of tax	(1,032	)(4)	(1,246	)(4)
Restructuring charges	476	(2)	11,695
Asset impairment	1,722	(5)	25,447	(5)
Charitable contributions expense	2,178	(5)	7,296	(5)
Gain on charitable contributions	(810	)(5)	(2,833	)(5)
Non-GAAP net income (loss) before income taxes	2,640		(20,080)
Tax expense	2,082	(6)	9,859	(6)
One-time tax benefit	(14,400	)(7)	(14,400	)(7)
Non-GAAP net (loss) income	558		(29,939)
Non-GAAP net (loss) income per diluted share	$0.01		$(0.36)

(1) This pro forma adjustment in the GAAP to Non-GAAP reconciliations above represents the gross profit realized on sales of impaired units at selling prices much higher than our previously estimated net realizable value for those units.  Because the amount presented is accretive to our gross profit percentage during the three and nine months ended September 30, 2009 and represents a substantial change to our previous estimate of realizable value, management believes that exclusion of the gross profit on these sales in evaluating our results of operations provides important information for the reader of our financial statements as such changes in estimates are not anticipated to be recurring to the extent or magnitude they occurred during the quarter.

(2) This proforma adjustment in the GAAP to Non-GAAP reconciliations above represents non-recurring restructuring charges.  Of the $0.5 million in total Q3 2009 restructuring charges, $459 thousand was reflected in cost of sales and the remaining amount was reflected in its own line item in the calculation of Q3 2009 operating loss.  For the nine months ended September 30, 2009, $5.8 million was reflected in cost of sales with the remaining amount reflected in its own line item in the calculation of operating loss for the nine months ended September 30, 2009.

(3) This proforma adjustment in the GAAP to Non-GAAP reconciliations above represents additional stock-based compensation expense incurred as a result of the acceleration of tendered options from the Q2 2009 tender offer.  The total Q2 2009 additional expense incurred as a result of the tender offer was $16.3 million, of which $3.0 million was reflected in cost of sales and $13.3 million was reflected in selling, general and administrative expense.  These amounts are reflected in our reconciliations for the nine month period ended September 30, 2009 only.

(4) The proforma adjustments in this GAAP to Non-GAAP reconciliation represent the add-back of GAAP charges taken in connection with our quarter foreign currency exchange rate loss reflected in selling, general and administrative expense.

(5) The proforma adjustments in this GAAP to Non-GAAP reconciliation represent the add-back of GAAP charges taken in connection with our quarter asset impairment charges as well as the expense and related gain on charitable contributions during the quarter.

(6) Represents tax expense, net of the $14.4 million one-time tax benefit in the quarter (See Note 7).  Because total tax expense in the quarter related only to those jurisdictions where the Company made money as well as taxes on royalty payments, the assumed tax rate on the pro-forma adjustments above is zero.

(7) Represents a one-time tax benefit resulting from the restructuring of our international operations and cost sharing arrangements, resulting in a one-time benefit of $11.8 million from a reduction in certain taxes previously accrued with an associated accrual for uncertain tax benefits of $2.6 million.